Exhibit 10.1
FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT
          This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 10th day of July, 2009, by and among Seminole Gas Company, L.L.C., an Oklahoma limited liability company (the “Buyer”), NGAS Gathering, LLC, a Kentucky limited liability company (“NGL”), Daugherty Petroleum, Inc., a Kentucky corporation (“DPI” and, collectively with NGL, the “Sellers”), and NGAS Gathering II, LLC, a Kentucky limited liability company wholly owned by DPI (“New NGAS Gathering”). Sellers and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
          A. Reference is made to that certain Asset Purchase Agreement (the “Agreement”) dated as of May 11, 2009, by and between Sellers and Buyer, regarding the proposed sale of Seller’s right, title and interest in the Gathering Assets (as defined in the Agreement).
          B. Seller and Buyer desire to amend the Agreement, as set forth herein, relating to certain matters reflected herein.
          C. All capitalized terms used herein but not otherwise defined herein shall have the meanings attributed to them in the Agreement.
          NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby amend the Agreement and agree as follows:
     1. Amendments. The Agreement is hereby amended as follows:
(i) Amendment to Article 1. Article 1 is hereby amended by modifying each of the defined terms below to read in their entirety as follows:
“Ancillary Option Agreements” means each of the agreements and instruments pertaining to any exercise of an NGAS Options, in accordance with terms thereof, as set forth on Exhibit O, and the Kay Jay ROFR, in accordance with the terms thereof, as set forth on Schedule H.
“Closing Date” means subject to the satisfaction of the conditions to Closing set forth in Article 6, 10:00 a.m., Eastern Time, July 15, 2009, or such other date as may be mutually agreed by Buyer and Sellers in writing.
“Equity Releases” has the meaning set forth in Exhibit O.
“NAESB Purchase Agreement” means the NAESB form gas purchase agreement, together with the special provisions and any confirmations provided thereunder and including the Forward Sales Agreement, by and between DPI, on behalf of itself and the other DPI Producers, and SES, in substantially the form of Exhibit I. The NAESB Purchase Agreement will be effective as of the Effective Date, but to the extent Closing occurs on a date that is other than the first of a calendar month, then the Gathering Fees thereunder shall be prorated for the month in which Closing occurs, any volumes delivered by DPI during the remainder of the calendar month in which Closing occurs shall be deemed gathered (not purchased) by SES thereunder, and the purchase of volumes of gas thereunder shall commence on the first day of the calendar month immediately following the month in which closing occurs.
“NGAS Mortgages” means the instruments pursuant to which Sellers grant Buyer a first priority Lien on all of the Retained Gathering Assets to secure the performance of the Seller Secured Obligations, in substantially the form of Exhibit M-1, as modified to accommodate recording practices and statutory references in Kentucky, Tennessee and Virginia.
“NGAS Option Promissory Note” has the meaning set forth in Exhibit O.

“NGAS Options,” “NGAS Option Promissory Note” and “NGAS Options Price” have the meanings set forth in Exhibit O.
“Put Notice” has the meaning set forth in Exhibit O.
“Seminole Mortgages” means the instruments pursuant to which Buyer grants New NGAS Gathering a Lien on all of the Purchased Assets, subordinated and second in priority to the Liens in favor of International Bank of Commerce, a Texas state banking association, to secure the performance of the Buyer Secured Obligations, in substantially the form of Exhibit M-2, as modified to accommodate recording practices and statutory references in Kentucky, Tennessee and Virginia.
(ii) Amendment to Section 2.2. Section 2.2 is hereby amended by restating the second to last sentence of Section 2.2 in its entirety to read as follows:
“At the Closing, and subject to all of the terms and conditions of this Agreement, in consideration of the (a) Sellers’ sale, transfer, assignment, conveyance and delivery to Buyer of the Purchase Assets, free and clear of all Liens (other than Permitted Encumbrances), (b) Sellers’ granting of the NGAS Options, (c) DPI’s granting of the Kay Jay ROFR and (d) the Ancillary Agreements and the other agreements and actions of Sellers (and certain Affiliates of Sellers) contemplated by this Article 2, the Buyer shall pay to the Sellers $28,000,000 (the “Purchase Price”), subject to any adjustments contemplated in Sections 2.5, 5.1(b) and 9.1, by wire transfer on the Closing Date to KeyBank National Association (as agent for all lenders under the NGAS Credit Agreement), for the benefit of all Sellers, to be applied as a partial repayment of outstanding borrowings under the NGAS Credit Agreement.”
(iii) Amendment to Section 2.11. Section 2.11 is hereby amended by restating the second to last sentence of Section 2.11 in its entirety to read as follows:
“In addition, the NAESB Purchase Agreement shall specify the terms of the Forward Sales Agreement to be entered into at Closing.”
(iv) Amendment to Section 2.13. Section 2.13 is hereby amended by restating paragraphs (a) and (c) in their entirety, each to read as follows:
“(a) NGAS Options. New NGAS Gathering and DPI shall grant to SES the NGAS Options on the terms and conditions set forth in Schedule O.”
(c) “Covenants. Sellers, Buyer and the Guarantors shall comply with and perform, or cause to be complied with and performed, all of their respective covenants and agreements pertaining to the NGAS Options and the Kay Jay ROFR set forth in Exhibit O and Schedule H attached hereto, respectively.”
(v) Amendment to Section 2.14. Section 2.14 is hereby amended by restating subsection (b) in its entirety to read as follows:
“(b) If an NGAS Option is exercised, whether by SES or in accordance with the put options provisions thereof, Buyer shall pay to the Sellers $7,500,000, by wire transfer to KeyBank National Association (as agent for all lenders under the NGAS Credit Agreement), for the benefit of all Sellers, to be applied as a partial repayment of outstanding borrowings under the NGAS Credit Agreement.
(vi) Amendment to Article 5. Article 5 is hereby amended by added new Section 5.3 to read as follows:
“5.3 Covenants Regarding NGAS Credit Agreement. DPI shall not authorize or permit, and New NGAS Gathering agrees, that New NGAS Gathering shall not enter into or amend, modify or supplement any agreements, guarantees, mortgages executed by New NGAS Gathering pursuant to the terms of the NGAS Credit Agreement, such that any obligations pursuant to such agreements, guarantees, mortgages of New NGAS Gathering exceed in the aggregate $7,500,000.
(vii) Amendment to Section 11.1. Section 11.1 is hereby amended by restating Section 11.1 in its entirety to read as follows:

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“11.1 Entire Agreement; Amendment. This Agreement and the documents referred to herein to be delivered pursuant hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or therein. Except as otherwise contemplated in Exhibit O attached hereto, no amendment, supplement, modification or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.”
(viii) Amendment to Exhibits. Each Exhibit to the Agreement is hereby restated and replaced with the exhibit attached hereto in the same corresponding numerical sequence as such Exhibits were attached to the Agreement as of the original date of execution.
(ix) Amendment to Exhibit O. A new Exhibit O is hereby added to the Agreement in proper numerical sequence in the form attached hereto as Exhibit O.
(x) Amendment to Schedule A. Schedule A is hereby restated and replaced with the exhibit attached hereto as Schedule A.
(xi) Amendment to Schedule G. Schedule G is hereby restated and replaced with the exhibit attached hereto as Schedule G.
(xii) Amendment to Schedule H. Schedule H is hereby restated and replaced with the exhibit attached hereto as Schedule H.
(xiii) Amendment to Schedule 2.14(c). Schedule 2.14(c) is hereby restated and replaced with the exhibit attached hereto as Schedule 2.14(c).
(xiv) The Agreement is hereby amended to correctly state Seminole Gas Company, an Oklahoma corporation as Seminole Gas Company, L.L.C., an Oklahoma limited liability company. Seminole Gas Company, L.L.C. ratifies and confirms the Agreement as if originally stated therein. This name change relates back for all purposes to the date of the Agreement.
     2. Ratification: Except as amended by this Amendment, all of the terms and provisions of the Agreement are hereby ratified and affirmed in all respects and are incorporated herein by reference.
     3. Entire Agreement. The Agreement (and the Exhibits and Schedules thereto), as amended by this Amendment, constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior oral or written agreements or understandings.
     4. Counterparts. This Amendment may be executed in one or more counterparts (including faxed or electronic counterparts), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts hereof have been signed by each of the Parties and delivered to the other Party.
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     IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the Parties as of the date first above written.

NGAS GATHERING, LLC
By:	DAUGHERTY PETROLEUM, INC.
its Sole Member

By:	/s/ William G. Barr III
William G. Barr III,
Chief Executive Officer

DAUGHERTY PETROLEUM, INC.
By:	./s/ William G. Barr III
William G. Barr III,
Chief Executive Officer

NGAS GATHERING II, LLC
By:	./s/ William G. Barr III
William G. Barr III,
Chief Executive Officer

SEMINOLE GAS COMPANY, L.L.C.
By:	/s/ Robert B. Rosene, Jr.
Robert B. Rosene, Jr.,
President

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